EXHIBIT (j)(1)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

April 19, 2013

Van Eck Funds

335 Madison Avenue, 19th Floor

New York, New York 10017

Re:       Van Eck Funds

Post-Effective Amendment No. 114 to Registration Statement on Form N-1A

File Nos. 002-97596; 811-04297

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 114 to the Registration Statement on Form N-1A of Van Eck Funds (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

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